EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Arapahoe Crossings, L.P.
Avion Service Corp.
BPR Land Partnership, LP
BPR Shopping Center, L.P.
Briar Preston Ridge Partners LP
Briar Preston Ridge South, L.P.
CA Harwood Holdings SPE, LLC
CA Harwood, LP
CA New Plan Acquisition Fund Delaware, LLC
CA New Plan Acquisition Fund Louisiana, LLC
CA New Plan Acquisition Fund Texas I, LP
CA New Plan Acquisition Fund Texas, LLC
CA New Plan Acquisition Fund, LLC
CA New Plan Asset Partnership IV, LP
CA New Plan Asset, Inc.
CA New Plan DIF Delaware, LLC
CA New Plan DIF Texas I, LP
CA New Plan DIF Texas, LLC
CA New Plan Fixed Rate Partnership, LP
CA New Plan Fixed Rate SPE, Inc.
CA New Plan III
CA New Plan IV
CA New Plan Management, Inc.
CA New Plan Merchants Crossings Partnership, LP
CA New Plan Merchants Crossings SPE, Inc
CA New Plan Sarasota Holdings SPE, LLC
CA New Plan Sarasota, LP
CA New Plan Texas Assets, Inc.
CA New Plan Texas Assets, L.P.
CA New Plan V
CA New Plan Venture Direct Investment Fund, LLC
CA New Plan Venture Fund Delaware, LLC
CA New Plan Venture Fund Louisiana, LLC
CA New Plan Venture Fund Texas I, LP
CA New Plan Venture Fund Texas, LLC
CA New Plan Venture Fund, LLC
CA New Plan Venture Partner
CA New Plan VI
CA New Plan Victoria Holdings SPE, LLC
CA New Plan Victoria, LP
CA New Plan Villa Monaco Holdings SPE, LLC
CA New Plan Villa Monaco, LP
Clearwater Mall, LLC
ERP Australian Member, LLC
ERP EastChase, LLC
ERP Financing, LLC
ERP Fox Run, LLC
ERP Hillcrest, LLC
ERP Mingo Marketplace, LLC
ERP New Britain GP, LLC
ERP New Britain Holdings, LP
ERP New Britain Limited Partnership

ERP New Britain Mezz GP, LLC
ERP New Britain Property Owner, LP
ERP of Midway, LLC
ERPF, Inc
ERT 163rd Street Mall, LLC
ERT AusMgt GP, LLC
ERT AusMgt LP Corp
ERT Australian Management, LP
ERT CIC, LLC
ERT Development Corp.
ERT Pointe Orlando, Inc.
ERT Southland LLC
Excel Realty—PA, Inc.
Excel Realty Partners, LP
Excel Realty Trust - NC
Excel Realty Trust - ST, Inc.
Galileo America LLC
HK New Plan Alexis Park GP, LLC
HK New Plan Alexis Park, LP
HK New Plan Arvada Plaza, LLC
HK New Plan Covered Sun, LLC
HK New Plan ERP Property Holdings, LLC
HK New Plan Exchange Property Holdings I, LLC
HK New Plan Exchange Property Holdings III, LLC
HK New Plan Exchange Property Holdings IV, LLC
HK New Plan Exchange Property Owner I, LLC
HK New Plan Exchange Property Owner II, LP
HK New Plan Exchange Property Owner III, LLC
HK New Plan Exchange Property Owner IV, LLC
HK New Plan Exchange Upper Tier QRS Holding Company
HK New Plan Festival Center (IL), LLC
HK New Plan Hunt River Commons, LLC
HK New Plan Karl Plaza GP, LLC
HK New Plan Karl Plaza, LP
HK New Plan Lexington Town Square, LLC
Hk New Plan Lower Tier OH, LLC
HK New Plan Macon Chapman QRS LP Company
HK New Plan Macon Chapman TRS GP Company
HK New Plan Macon Chapman, LP
HK New Plan Marwood Sunshine Cheyenne, LLC
HK New Plan Merchants Crossing, LLC
HK New Plan Mid Tier OH, LP
HK New Plan OH TRS, Inc.
HK New Plan Olympia Corners, LLC
HK New Plan Skyway Plaza, LLC
HK New Plan STH Lower Tier, LLC
HK New Plan STH Mid Tier I, LLC
HK New Plan STH Mid Tier II, LLC
HK New Plan STH Upper Tier I, LLC
HK New Plan STH Upper Tier II Company
HK New PLan University IV, LLC
HK New Plan Vineyards GP, LLC
HK New Plan Vineyards, LP
NC Properties #1, Inc.
NC Properties #2, Inc.
New Plan Acquisition Company, LLC

New Plan Australian Management, LP
New Plan Australian Member, LLC
New Plan Baybrook Management Company, LLC
New Plan Baybrook Partner, LLC
New Plan Cinnaminson Urban Renewal, LLC
New Plan Conyers Crossroads Management Company II, LLC
New Plan Conyers Crossroads Management Company, LLC
New Plan Disbursing Corp.
New Plan DRP Trust
New Plan East Cherokee Management Company, LLC
New Plan EastChase Management Company, LLC
New Plan ERP Limited Partner Company
New Plan ERT HD Florida, LLC
New Plan ERT HD Louisiana, LLC
New Plan ERT HD Ohio, LLC
New Plan ERT Tyrone Gardens, LLC
New Plan Financing I, Inc.
New Plan Flowery Branch Management Company, LLC
New Plan Hampton Village, LLC
New Plan Hickory Hollow Member, Inc
New Plan Hickory Hollow Owner, LLC
New Plan Hickory Property Manager, LLC
New Plan Institutional Retail Partner II, LLC
New Plan Institutional Retail Partner, LLC
New Plan Lake Grove Management Company, LLC
New Plan Meridian Management Company, LLC
New Plan MP Management Company, Inc.
New Plan New London Management Company, LLC
New Plan NPK Management I, LLC
New Plan NPK Redevelopment I, LLC
New Plan of Arlington Heights, LLC
New Plan of Cinnaminson, Inc
New Plan of Cinnnaminson, LP
New Plan of Elk Grove, LLC
New Plan of Fashion Corners, Inc.
New Plan of Fashion Place, LLC
New Plan of Hillside Village, LLC
New Plan of Illinois LLC
New Plan of Laurel Mall, Inc.
New Plan of Memphis Commons, LLC
New Plan of Michigan, Inc.
New Plan of Michigan, LLC
New Plan of New Garden, Inc.
New Plan of Silver Pointe, LLC
New Plan of Tennessee, Inc
New Plan of Tinton Falls, Inc.
New Plan of West Ridge, LLC
New Plan Pennsylvania Holdings, LLC
New Plan Property Holding Company
New Plan Quail Springs Management Company, LLC
New Plan Realty of. Alabama, Inc.
New Plan Realty Trust
New Plan Riverplace Management Company, LLC
New Plan Rolling Meadows Management Company, LLC
New Plan Skytop Pavilion Management Company, LLC
New Plan Tyrone Gardens Management Co., LLC

New Plan Wakefield Commons Management Company, LLC
New Plan Westgate Management Company, LLC
New Plan Westgate Partners, LLC
New Plan Westpark Management Company II, LLC
New Plan Westpark Management Company, LLC
NewSem Tyrone Gardens Property Owner, LLC
NewSem Tyrone Gardens, LLC
NewSem Tyrone Gardens, LLC
NP AusMgt GP LLC
NP AusMgt LP Corp
NP of Tennessee, LP
NP/I & G Institutional Retail Company II, LLC
NP/I & G Wakefield Commons, LLC
NP/I&G Conyers Crossroads LLC
NP/I&G Conyers Crossroads II, LLC
NP/I&G East Cherokee, LLC
NP/I&G EastChase Property Owner, LLC
NP/I&G EastChase, LLC
NP/I&G Flowery Branch Owner, LLC
NP/I&G Institutional Retail Company, LLC
NP/I&G Lake Grove, LLC
NP/I&G Meridian, LLC
NP/I&G New London, LLC
NP/I&G Quail Springs, LLC
NP/I&G Riverplace, LLC
NP/I&G Rolling Meadows LLC
NP/I&G Skytop Pavillion, LLC
NP/I&G Westpark II, LLC
NP/I&G Westpark, LLC
NP/SSP Baybrook, LLC
NPHV, Inc.
NPK Cordova LLC
NPK Development I, LLC
NPK Southaven LLC
NPK Winchester LLC
NPTN, Inc.
Pointe Orlando Development Company
Red Zone Development, LLC
Westgate Mall, LLC